EXHIBIT 99.2

Certification of Chief Financial Officer Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Kimberly S. Patmore, the Chief Financial Officer of First Data Corporation, certify that (i) the Annual Report on Form 10-K for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Annual Report on Form 10-K for the period ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of First Data Corporation.

/s/ Kimberly S. Patmore

Kimberly S. Patmore

March 18, 2003